                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                        [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT     [ ]

CHECK THE APPROPRIATE BOX:
[ ]  PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                                NUTRITION 21, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     TITLE  OF  EACH  CLASS  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:

--------------------------------------------------------------------------------
(2)     AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:

--------------------------------------------------------------------------------
(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
--------------------------------------------------------------------------------
(4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
--------------------------------------------------------------------------------
(5)     TOTAL FEE PAID:

[ ]     FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)     AMOUNT PREVIOUSLY PAID:
--------------------------------------------------------------------------------

(2)     FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
--------------------------------------------------------------------------------

(3)     FILING PARTY:
--------------------------------------------------------------------------------

(4)     DATE FILED:
--------------------------------------------------------------------------------

                               NUTRITION 21, INC.
                   NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 14, 2003 for the following purposes as set forth in the accompanying Proxy Statement:

         1.       To elect seven directors;

         2. To ratify the selection and appointment by the Company's Board of Directors of J. H. COHN LLP, independent public accountants, as auditors for the Company for the fiscal year ending June 30, 2004; and

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the Company's Common Stock at the close of business on October 1, 2003 will be entitled to vote at the meeting.


                                          By Order of the Board of Directors


                                          BENJAMIN T. SPORN,
                                          Secretary


Dated: October 21, 2003

                               NUTRITION 21, INC.
                              4 Manhattanville Road
                            Purchase, New York 10577
                              --------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 14, 2003

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of Nutrition 21, Inc. (the "Company") to be held at the Union League Club, 38 East 37th Street, New York, New York, at 10:00 A.M. on November 14, 2003, and at any adjournments thereof. The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying materials are being mailed on or about October 22, 2003.

Record Date

         Shareholders of record at the close of business on October 1, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of October 1, 2003, the Company's voting securities outstanding totaled 33,942,488 shares of Common Stock.

Quorum

         The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote at the meeting will constitute a quorum for the transaction of business. If a share is deemed present at the meeting for any matter, it will be deemed present for all matters. Shares held by a nominee for a beneficial owner that are voted on any matter and abstentions will be included in determining the number of shares present. Shares held by a nominee for a beneficial owner that are not voted on any matter will not be included in determining the number of shares present.

Right to Revoke Proxies

         Proxies may be revoked by shareholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

                                   PROPOSAL 1

                              ELECTION Of DIRECTORS

         It is the intention of the persons named in the enclosed form of proxy, unless such proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting. Certain information regarding each nominee is set forth in the table and text below. The number of shares, if any, beneficially owned by each nominee is listed below under "Principal Shareholders and Share Ownership of Directors and Officers."

         The directors serve for a term of one year and until their successors are duly elected and qualified. The Board of Directors held six meetings in the fiscal year ended June 30, 2003. The Board of Directors has an Audit Committee which consists of P. George Benson, Warren. D. Cooper and John. H. Gutfreund. The Audit Committee held four meetings during the fiscal year ended June 30, 2003. The Board of Directors has a Compensation Committee which consists of Audrey T. Cross, John H.. Gutfreund, and Robert E. Pollack. The Compensation Committee held one meeting during the fiscal year ended June 30, 2003. The Board of Directors does not have a Nominating Committee. During the fiscal year ended June 30, 2003, each member of the Board of Directors attended at least 75% or more of the Board meetings and meetings of each Committee of the Board on which the Director serves.

         There are no family relationships among directors, nominees or executive officers, except that Paul Intlekofer who is an officer of the Company, is a first cousin to Gail Montgomery, President and Chief Executive Officer, nor are there any arrangements or understandings between any such director or nominee and any other person pursuant to which any director or nominee was selected as such, other than as described below.

         So long as Burns, Philp & Company Limited ("BP") owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. BP currently owns 22.87% of the Company's outstanding shares, and has not to date nominated a director. See also "Certain Relationships and Related Transactions."

         All of the nominees are currently serving as directors. The name, age and term of office as director of each nominee for election as director and his or her present position(s) with the Company and other principal affiliations are:

Name and Age of
Nominee for Election                            Director Since       Position(s)
--------------------                            --------------       -----------
P. George Benson, PhD (57)                          1998             Dean, Terry College of Business,
                                                                     University of Georgia

Warren D. Cooper, MD (50)                           2002             President, Coalescence Inc.

Audrey T. Cross, PhD (58)                           1995             Associate Clinical Professor, School of
Public Health, Columbia University

John H. Gutfreund (73)                              2000             Senior Managing Director, C. E.
                                                                     Unterberg, Towbin, and President, Gutfreund &
                                                                     Company, Inc.

Gail Montgomery (50)                                2000             President and Chief Executive Officer

Marvin Moser, MD (79)                               1997             Clinical Professor of Medicine, Yale
                                                                     University School of Medicine

Robert E. Pollack, PhD (63)                         1995             Professor of Biological Science,
                                                                     Columbia University


         Gail Montgomery has been President, Chief Executive Officer and a Director of the Company since September 29, 2000, when she succeeded Fredric D. Price. From July 1999 to September 2000, she served the Company in various capacities, most recently as Vice President and General Manager. From November 1998 to July 1999, Ms. Montgomery was President of Health Advantage Consulting, a consulting firm, which provided strategic planning, new product introduction, and market development services to the nutrition industry. From 1992 to 1998, she worked for Diet Workshop, a diet franchise network, most recently as President and CEO. From 1979 to 1992, Ms. Montgomery served in various capacities in the health and fitness sector. She received a BA in communications from Douglas College of Rutgers University.

         John H. Gutfreund was elected a Director of the Company in February 2000 and Chairman of the Board in October 2001. Mr. Gutfreund is Senior Managing Director and Executive Committee Member of C. E. Unterberg, Towbin, investment bankers, and President of Gutfreund & Company, Inc., a New York-based financial consulting firm that specializes in advising select corporations and financial institutions in the United States, Europe and Asia. He is the former chairman and chief executive officer of Salomon Inc., and past vice chairman of the New York Stock Exchange and a past board member of the Securities Industry Association. Mr. Gutfreund is active in the management of various civic, charitable, and philanthropic organizations, including the New York Public Library, Montefiore Medical Center, The Brookings Institution, Council on Foreign Relations, Honorary Trustee, Oberlin (Ohio) College, and Chairman of the Aperture Foundation. Mr. Gutfreund is also a director of AccuWeather, Inc., Ascent Assurance, Inc., Evercel Inc., LCA-Vision, Inc., Maxicare Health Plans, Inc., The LongChamp Core Plus Fund Ltd., and The Universal Bond Fund. He received a BA from Oberlin College.

         P. George Benson, PhD, was elected a Director of the Company in July 1998. Dr. Benson is Dean of the Terry College of Business and holds the Simon S. Selig, Jr. Chair for Economic Growth at the University of Georgia. Dr. Benson was previously the Dean of the Faculty of Management at Rutgers University and a professor of decision sciences at the Carlson School of Management of the University of Minnesota. In 1997, he was appointed by the U.S. Secretary of Commerce to a three-year term as one of the nine judges for the Malcolm Baldridge National Quality Award. In 1996, Business News New Jersey named Dr. Benson one of New Jersey's "Top 100 Business People." He received a BS from Bucknell University and a PhD in business from the University of Florida.

         Warren D. Cooper, MD was elected a Director of the Company in April 2002. Dr. Cooper is president and founder of Coalescence, Inc., a consultancy focused on business and product development for the pharmaceutical and healthcare industries. From 1995 to 1999, Dr. Cooper was the business unit leader of Cardiovascular Business Operations at AstraZeneca Pharmaceuticals LP. For three years before that he was executive director of the Medical Affairs & Drug Development Operations in the Astra/Merck Group of Merck & Co. Over a five-year period from 1987 to 1992, Dr. Cooper served as executive director for Worldwide Clinical Research Operations and as senior director for Clinical Research Operations (Europe) at Merck Research Laboratories. He was with Merck, Sharp & Dohme, U.K., from 1980 to 1987, first as a clinical research physician and later as director of medical affairs. Dr. Cooper is a member of the Medical Advisory Board of Zargis Medical Corp. (a Siemens joint venture). He also holds memberships in the American Association of Pharmaceutical Physicians, the American Society of Hypertension and the International Society of Hypertension. He received a B. Sc. in physiology and an M.B. B.S. (U.K. equivalent to U.S. MD) from The London Hospital Medical College, University of London.

         Audrey T. Cross, PhD, was elected a Director of the Company in January 1995. Dr. Cross has been Associate Clinical Professor at the Institute of Human Nutrition at the School of Public Health of Columbia University since 1988. She also works as a consultant in the areas of nutrition and health policy. She has served as a special assistant to the United States Secretary of Agriculture as Coordinator for Human Nutrition Policy and has worked with both the United States Senate and the California State Senate on nutrition policy matters. She received a BS in dietetics, a Master of Public Health in nutrition and a PhD from the University of California at Berkeley, and a JD from the Hastings College of Law at the University of California at San Francisco.

         Marvin Moser, MD was elected a Director of the Company in October 1997. He is Clinical Professor of Medicine at Yale and Senior Medical Consultant at the National High Blood Pressure Education Program of the National Heart, Lung and Blood Institute. Dr. Moser's work has focused on various approaches to the prevention and treatment of hypertension and heart disease. He has published extensively on this subject with over 400 publications. He has authored or contributed to more than 30 books and numerous physician and patient education programs. He is editor-in-chief of the Journal of Clinical Hypertension. Dr. Moser is also a member of the Board of The Third Avenue Value Funds and the Trudeau Institute. He received a BA from Cornell University and an MD from Downstate University College of Medicine.

         Robert E. Pollack, PhD, was elected a Director of the Company in January 1995. Dr. Pollack has been a Professor of Biological Sciences at Columbia University since 1978. In addition, from 1982 to 1989 he was Dean of Columbia College. Prior thereto he was Professor of Microbiology at the State University of New York School of Medicine at Stony Brook, Senior Scientist at Cold Spring Harbor Laboratory, Special NIH fellow at the Weizmann Institute in Israel, and NIH Fellow in the Department of Pathology at New York University School of Medicine. He is the author of more than one hundred research papers on the molecular biology of viral oncogenesis, a dozen articles in the popular press, and three books. He received a BA in physics from Columbia University and a PhD in biology from Brandeis University.

Executive Officers

The name, age and position(s) of each executive officer of the Company are:

Name                       Position(s)
----                       -----------

Gail Montgomery (50)       President, Chief Executive Officer and Director

Paul Intlekofer (35)       Chief Financial Officer and Senior Vice President,
                           Corporate Development

Benjamin T. Sporn (65)     Senior Vice President, General Counsel and Secretary


                          ----------------------------

         Officers of the Company serve at the pleasure of the Board of Directors subject to any contracts of employment. See the biographical descriptions under "Election of Directors" for additional information on Ms. Montgomery.

         Paul Intlekofer was elected Chief Financial Officer and Senior Vice President, Corporate Development, on January 17, 2003. From June 2002 to January 2003, he served the Company in varying capacities. From September 2001 to June 2002, Mr. Intlekofer was Senior Vice President of Planit, Inc., which provided strategic planning, capital formation, M&A, marketing and new product development services to the healthcare and financial industries. From 1998 to 2001 he was Senior Vice President of Corporate Development for Rdental LLC, the exclusive technology alliance of the American Dental Association and oral health content provider of WebMD. From 1995 to 1997 he was Director of Strategic Operations/Business Development for Doctors Health, a practice management and health insurance company. Early in his career, he practiced corporate and securities law for Venable, Baetjer & Howard. Mr. Intlekofer received his MBA and Juris Doctor from the University of Maryland and BA from the Johns Hopkins University.

         Benjamin T. Sporn has been legal counsel to the Company since 1990, and has served as Secretary of the Company since 1986, and was appointed Senior Vice President and General Counsel in February 1998. He was an attorney with AT&T from 1964 until December 1989 when he retired from AT&T as a General Attorney for Intellectual Property Matters. Mr. Sporn was a director of the Company from 1986 until 1994. He received a BSE degree from Rensselaer Polytechnic Institute and a JD degree from American University.

Voting

         Directors will be elected by a plurality of the votes cast.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by the Company during the periods indicated for (i) the chief executive officer during fiscal year 2003 and (ii) certain other persons that served as executive officers in fiscal year 2003 whose total annual salary and bonus was in excess of $100,000.

                                             SUMMARY COMPENSATION TABLE (1)(2)
====================================== ============================================== ================ =================
                                                                                         Long-Term        All Other
Name and Principal Position                         Annual Compensation                Compensation      Compensation
                                       ---------------------------------------------- ---------------- -----------------
                                           Period           Salary         Bonus        Securities         ($)
                                                             ($)            ($)         Underlying
                                                                                       Options/SARs
                                                                                            (#)
-------------------------------------- ---------------- --------------- ------------- ---------------- -----------------
Gail Montgomery, President,
Chief Executive Officer and Director   7/1/00 - 6/30/01     257,307       275,000          200,000
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/01 - 6/30/02     275,000                        500,000
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/02 - 6/30/03     275,000                      1,175,000
-------------------------------------- ---------------- --------------- ------------- ---------------- -----------------
Paul Intlekofer, Chief Financial
Officer and Senior Vice President,     7/1/02 - 6/30/03     190,731                      1,050,000        37,500 (3)
Corporate Development
-------------------------------------- ---------------- --------------- ------------- ---------------- -----------------
Alan J. Kirschbaum, Vice President,
Finance and Treasury                   7/1/00 - 6/30/01     150,000        30,000           75,000
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/01 - 6/30/02     150,000
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/02 - 6/30/03     150,000                         30,000
-------------------------------------- ---------------- --------------- ------------- ---------------- -----------------
Benjamin T. Sporn, Senior Vice
President, General Counsel and         7/1/00 - 6/30/01     207,500        66,688          165,000
Secretary
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/01 - 6/30/02     207,500
                                       ---------------- --------------- ------------- ---------------- -----------------
                                       7/1/02 - 6/30/03     207,500                        225,000
-------------------------------------- ---------------- --------------- ------------- ---------------- -----------------
Andrew Wertheim, Chief operating
Officer (4)                            7/1/02 - 6/30/03     162,211                        675,000
====================================== ================ =============== ============= ================ =================


(1) The above compensation does not include the use of an automobile and other personal benefits, the total value of which do not exceed as to any named officer or director, the lesser of $50,000 or 10% of such person's annual salary and bonus

(2) Pursuant to the regulations promulgated by the Securities and Exchange Commission (the "Commission"), the table omits a number of columns reserved for types of compensation not applicable to the Company.

(3) Fees earned in a consulting capacity during fiscal year 2003.

(4) Employment terminated February 14, 2003.

None of the individuals listed above received any long-term incentive plan awards during the fiscal year.

Employment and Consulting Agreements

         The Company entered into a three-year employment agreement with Gail Montgomery as President and Chief Executive Officer, effective as of September 1, 2002. The agreement provides for an annual salary of $275,000, $300,000, and $325,000 in the successive years under the agreement, and for performance bonuses based on achieving defined revenue targets. Ms. Montgomery is also entitled to additional payments equal to one year's salary plus an additional month of salary for defined years of service, if her employment is terminated without cause before the agreement expires, or if the Company fails to offer to enter into a new one-year agreement upon expiration. If Ms. Montgomery's employment is terminated or she resigns within six months after a change of control (as defined) the Company will pay to her 2.99 times her annual salary and previous year's bonus plus certain gross-ups, but these payments will be reduced to the extent necessary to prevent the application of Section 280G of the Internal Revenue Code. The Company in July 2002, granted to Ms. Montgomery options to purchase an aggregate of 1,175,000 shares of common stock at $0.39 per share. Of these options, 325,000 were subsequently converted pursuant to the agreement into 325,000 stock appreciation rights (SAR's) at the same price per share. Upon exercise of the SAR's, the Company will pay to Ms. Montgomery the in-the-money value of the SAR's in cash or common stock.

         Effective as of September 16, 2002 the Company entered into a three-year employment agreement with Paul Intlekofer, who has served as Chief Financial Officer and Senior Vice President, Corporate Development since January 17, 2003. The agreement provides for an annual salary of $200,000, $225,000, and $250,000 in the successive years under the agreement, and for performance bonuses based on achieving defined revenue targets. Mr. Intlekofer is also entitled to additional payments equal to one year's salary, if his employment is terminated without cause before the agreement expires. If Mr. Intlekofer's employment is terminated or he resigns within six months after a change of control (as defined) the Company will pay to him 2.99 times his annual salary and previous year's bonus plus certain gross-ups, but these payments will be reduced to the extent necessary to prevent the application of Section 280G of the Internal Revenue Code. The Company in September 2002, granted to Mr. Intlekofer options to purchase an aggregate 675,000 shares of common stock at $0.36 per share.

         The Company entered into a four-year agreement with Benjamin Sporn effective, September 1, 2002, which provides for his services as Senior Vice President, General Counsel, and Secretary as an employee during the first two years of the term, and as General Counsel as a consultant during the balance of the term. Mr. Sporn's salary and fees will be $207,500, $225,000, $150,000 and $100,000 in successive years under the agreement, plus performance bonuses based on achieving defined revenue targets. Mr. Sporn is also entitled to additional payments equal to two years' salary if his employment is terminated without cause before the agreement expires. If Mr. Sporn's employment is terminated or he resigns within six months after a change of control (as defined) the Company will pay to him 2.99 times his annual salary and previous year's bonus plus certain gross-ups, but these payments will be reduced to the extent necessary to prevent the application of Section 280G of the Internal Revenue Code. . The Company in July 2002, granted to Mr. Sporn options to purchase an aggregate of 225,000 shares of common stock at $0.39 per share.

         The following tables set forth information with regard to options granted during the fiscal year (i) to the Company's Chief Executive Officer, and
(ii) to other officers of the Company named in the Summary Compensation Table.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)
------------------------------------------------------------------------------------------- -------------------------------
                                                                                            Potential Realizable Value At
                                    Individual Grants                                       Assumed Annual Rates Of Stock
                                                                                            Price Appreciation For Option
                                                                                            Term
--------------------------- ----------------- ------------------- ----------- ------------- -------------------------------
                               Number Of       Percent Of Total
                               Securities        Options/SARs     Exercise
                               Underlying         Granted To      Of Base
                              Options/SARs       Employees In       Price      Expiration
           Name               Granted (#)        Fiscal Year        ($/Sh)        Date          5% ($)         10% ($)
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------
A. Paul Intlekofer 30.3%        550,000                             $0.40       9/16/12     $138,537        $350,623
                                500,000                             $0.31       10/18/12    $97,749         $247,030
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

B. Alan J. Kirschbaum            30,000             0.89%           $0.38       5/22/13     $7,169          $18,169
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

C. Gail Montgomery              850,000             24.5%           $0.39       7/31/12     $208,478        $528,326
                             325,000 SAR's            100%                                  $79,712         $202,007
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

D. Benjamin T. Sporn            225,000              6.5%           $0.39       7/31/12     $55,186         $139,850
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

E. Andrew Wertheim              675,000             19.5%           $0.36         (2)       $152,281        $387,279
--------------------------- ----------------- ------------------- ----------- ------------- --------------- ---------------

(1)  Consists  of  stock  options  except  for  325,000  SAR's  shown  for  Gail
Montgomery.

(2) Expired by reason of termination of employment on February 14, 2003.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

---------------------------------------------------------------------------------------------------------------------

                                                 Individual Grants
---------------------------------------------------------------------------------------------------------------------
                   Shares
                   Acquired
                   in
                   Exercise        Value            Number of Unexercised         Value of Unexercised In-the-Money
      Name            (#)      realized ($)       Options/SARs at FY-End (#)            Options/SARs at FY-End
                                              ----------------------------------- -----------------------------------
                                                  Exercisable      Unexercisable        Exercisable    Unexercisable
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------
Paul                        0              0           60,000          1,000,000             $2,500          $95,000
Intlekofer
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------
Alan J.                     0              0           79,000            101,000                 $0           $4,200
Kirschbaum
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------
Gail                        0              0          435,000          1,465,000                 $0          $87,900
Montgomery
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------
Benjamin T. Sporn           0              0          188,500            284,000                 $0          $13,500
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------
Andrew                      0              0                0                  0                  0                0
Wertheim (1)
------------------ ----------- -------------- ---------------- ------------------ ------------------ ----------------

(1) Stock Options expired by reason of termination of employment.

Pension Plans

Nutrition 21, Inc.

         Eligible employees of the Company are entitled to participate in the Burns Philp Inc. Retirement Plan for Non-Bargaining Unit Employees, a non-contributory pension plan (the "Pension Plan") maintained by Burns Philp as long as Burns Philp maintains the Pension Plan and owns at least 20% of the Company's outstanding Common Stock. At June 30, 2003 Burns Philp held approximately 24% of the Company's outstanding Common Stock. Assuming retirement at age 65, the Pension Plan provides benefits equal to the greater of (a) 1.1% of the employee's final average earnings multiplied by the number of years of credited service plus 0.65% of the employee's final average earnings in excess of the average of the contribution and the benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the employee attains the Social Security retirement age as calculated under Section 401(l)(5)(E) of the Code and Table I of IRS Notice 89-70, multiplied by the employee's years of credited service up to 35, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan or (b) $24 multiplied by the number of years of credited service up to 25 years plus $12 multiplied by the years of employment from 26-40 years, minus any predecessor plan benefit in the case of an employee who participated in a predecessor plan. The "final average earnings" are the average earnings during the five highest-paid consecutive calendar years within the last ten calendar years of credited service with the Company. Earnings include the salary and bonus listed in the summary compensation table. Earnings, which may be considered under the Pension Plan, are limited to $200,000 per year subject to annual cost of living adjustments as determined by the IRS.

         The following table sets forth estimated annual benefits payable upon retirement, assuming retirement at age 65 in 2003 and a single life annuity benefit, according to years of credited service and final average earnings. The benefits listed are not subject to any deduction for Social Security or other offset amounts.

                            Years of Credited Service


Final average
earnings                   15               20                25                30               35
-------------------------------------------------------------------------------------------------------------------
$25,000                    $4,320           $5,760            $7,200            $8,160           $9,600

$50,000                    $8,760           $11,760           $14,640           $17,640          $20,520

$75,000                    $15,360          $20,520           $25,960           $30,720          $35,080

$100,000                   $21,960          $29,280           $36,600           $43,920          $51,240

$150,000                   $35,040          $46,680           $58,440           $70,080          $81,840

$200,000                   $48,120          $64,200           $80,280           $96,360          $112,440
and up


         Paul Intlekofer, Alan J. Kirschbaum, Gail Montgomery, and Benjamin T. Sporn each have 0.8, 4.5, 3.9, and 11 years, respectively, of credited service under the Pension Plan as of June 30, 2003, and, at age 65, would have approximately 30, 11, 19, and 11 years of credited service, respectively.

Certain Other information

         The Board of Directors adopted a 2002 Inducement Stock Option Plan under which the Company can issue options to purchase up to 2,500,000 common shares to induce individuals to become employed by the Company.

Director Compensation

         Non-management Directors each receive a quarterly director's fee of $1,800 and the Chairman of the Board receives a quarterly director's fee of $3,600. Each non-management Director also receives $500 for each meeting of the Board attended in person, $250 for each meeting of the Board attended telephonically, and each received options to acquire 15,000 shares of Common Stock during the fiscal year ended June 30, 2003, at an exercise price of $0.60. For the fiscal year ending June 30, 2004, each non-management Director will receive options to acquire 15,000 shares of Common Stock at the closing price on the date of grant.

Compensation Committee Interlocks and Insider Participation

         The Board of Directors determines executive compensation taking into consideration recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation/Stock Option Committee (the "Compensation Committee") of the Board of Directors of the Company is responsible for developing, and recommending to the Board of Directors, the Company's compensation policies for executives of the Company. The goals of the Company's compensation policy are to
(i) offer competitive compensation that will attract and retain the type of high caliber executives necessary to achieve the Company's business objectives and
(ii) align the interests of executives with the long-term interests of the Company and its stockholders. The Company has primarily used base salary and, in some years, bonuses and stock options to meet these goals. The Compensation Committee believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and to date has not followed specific objective performance criteria when establishing such compensation levels.

         The compensation paid in the fiscal year ended June 30, 2003, to the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table above consisted of base salary and stock options, and in the case of the President and Chief Executive Officer stock appreciation rights. The compensation level for each of these executives in the fiscal year ended June 30, 2003, was based on the Compensation Committee's evaluation of a number of factors, including the executive's position and responsibilities, service and accomplishments and present and future value to the Company.

                                        Members of the Compensation/Stock
                                        Option Committee

                                        Audrey T. Cross
                                        John H. Gutfreund
                                        Robert E. Pollack

                          REPORT OF THE AUDIT COMMITTEE

         The Company's Audit Committee is composed of three independent directors. The Committee operates under a written charter adopted by the Company's Board of Directors, which is included as an Appendix to this Proxy Statement, and which meets NASDAQ's requirements.

         Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors.

         In connection with the audited financial statements contained in the Company's Fiscal Year 2003 Annual Report on Form 10-K, the Audit Committee:

         o Reviewed and discussed the audited financial statements with the Company's management;

         o Discussed with J. H. COHN LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees;

         o Reviewed the disclosures from J. H. COHN LLP required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence; and

         o Based on the foregoing review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's Fiscal Year 2003 Annual Report on Form 10-K.

                                                              AUDIT COMMITTEE

                                                              P. George Benson
                                                              Warren D. Cross
                                                              John H. Gutfreund


Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from July 1, 2002 through June 30, 2003, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on a hypothetical investment made on June 30, 1998 through June 27, 2003 (assuming reinvestment of dividends) in (a) the Company's Common Stock; (b) all NASDAQ stocks and (c) all pharmaceutical companies listed on NASDAQ. Pharmaceutical companies represent the industry grouping for which information was readily available which is most comparable to the Company. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

                                  [LINE GRAPH]


      Principal Shareholders and Share Ownership of Directors and Officers.

         The following table sets forth, as of October 1, 2003, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's executive officers and directors and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

                   Shares Owned Beneficially and of Record (1)


Name and Address                                No. of Shares    % of Total

P. George Benson (2)                               85,000               *

Warren D. Cooper (3)                               25,000               *

Audrey T. Cross (4)                               109,000               *

John H. Gutfreund (5)                             105,000               *

Paul Intlekofer (6)                               295,383               *

Alan J. Kirschbaum (3)                            100,500               *

Gail Montgomery (7)                               834,933            2.41

Marvin Moser (8)                                  170,000               *

Robert E. Pollack (3)                             115,000               *

Benjamin T. Sporn (9)                             350,125            1.00

Andrew D. Wertheim                                      0               *

Wyeth (10)                                      3,478,261           10.24
5 Giralda Farms
Madison, NJ 07940

Burns Philp & Company Limited (11)              7,763,837           22.87
7 Bridge Street
Sydney, NSW 2000, Australia

[ ] All Executive Officers and Directors        1,293,959            6.10
as a Group (9 persons) (12)

------------------
* Less than 1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group or group of persons is deemed to have "beneficial ownership" of any shares as of a given date, which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 75,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(4) Includes 105,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

 (5) Includes 55,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 283,333 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 745,833 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(8) Includes 160,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(9) Includes 316,000shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(10) Formerly American Home Products Corporation.

(11) Consists of shares owned by subsidiaries.

(12) Includes 1,740,166 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 12, 1996, the Company completed the sale of its UK-based food ingredients subsidiary, Aplin & Barrett Limited ("A&B"), to Burns Philp & Company Limited ("BP") for $13.5 million in cash and the return to the Company of 2.42 million shares of the Company's Common Stock held by BP. The sale included the Company's nisin-based food preservative business. In connection with the transaction, the Company and A&B entered into two License Agreements. Pursuant to the first License Agreement, the Company is exclusively licensed by A&B for the use of nisin generally in pharmaceutical products and animal healthcare products. Pursuant to the second License Agreement, A&B is exclusively licensed by the Company generally for the use of nisin as a food preservative and for food preservation. As long as BP owns at least 20% of the Company's outstanding common stock, BP is entitled to nominate one member for election to the Company's Board. BP has not nominated a member for election to the Company's Board. The amount of consideration for the sale was arrived at through arms-length negotiation and a fairness opinion was obtained. As of June 30, 2003, BP owned 7,763,837 shares of Common Stock, and continues such Common Stock ownership as of the date hereof.

       On July 1, 2000, the Company licensed its remaining rights to sell lysostaphin for research purposes, to Benjamin T. Sporn, its senior vice president, for $300,000, payable in cash over a three-year period. Payment of the $300,000 has been made. The price and other terms of the transaction were established through arms-length negotiations.



                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


Background

At a meeting held on July 29, 2003, the Audit Committee of the Board of Directors of the Company approved the engagement of J. H. COHN LLP as its independent public accountants for the fiscal year ending June 30, 2003 to replace the firm of Ernst & Young LLP, who was dismissed as auditors of the Company effective July 31, 2003.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Nutrition 21, Inc. and subsidiaries as of and for the years ended June 30, 2002 and 2001, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young LLP's satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in connection with its report.

General

         Our Board of Directors has appointed J. H. COHN LLP as its independent public accountants to audit the financial statements of our Company for the fiscal year ending June 30, 2004, subject to ratification by the stockholders.

         In the event that the stockholders fail to ratify this reappointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this reappointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the board believes that such a change would be in the best interest of our Company and its stockholders.

         A representative of J. H. COHN LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions.

Information Concerning Fees Paid to Our Auditors

1. Information Concerning Fees Paid to Independent Auditors for the fiscal year ended June 30, 2003.

         Set forth below is certain information concerning audit services rendered to the Company by J. H . Cohn LLP and Ernst & Young LLP for the fiscal year ended June 30, 2003. As indicated below, in addition to auditing or reviewing financial statements, J. H. Cohn LLP and Ernst & Young LLP provided other services in the fiscal year ended June 30, 2003. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of both firms..

         Audit Fees. Ernst & Young LLP billed the Company for aggregate fees of approximately $85,370 for (1) audit services for the fiscal year ended June 30, 2003, up to their dismissal on July 31, 2003, and (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for periods within the fiscal year ended June 30, 2003. In addition, the Company incurred fees by J. H. Cohn LLP of approximately $60,000 for audit services rendered for the fiscal year ended June 30, 2003.

         Audit related fees.  None

         Tax Fees. Ernst & Young LLP billed the Company for aggregate fees of approximately $25,975 for other services rendered in the fiscal year ended June 30, 2003, consisting primarily of tax compliance fees. In addition, the Company incurred fees by J. H. Cohn LLP of approximately $10,000 for other services rendered for the fiscal year ended June 30, 2003, consisting of tax compliance fees.

         All other fees.  None


2. Information Concerning Fees Paid to the Company's Auditors for the fiscal year ended June 30, 2002.

         Set forth below is certain information concerning fees billed to the Company by Ernst & Young LLP in respect of services provided in the fiscal year ended June 30, 2002. As indicated below, in addition to auditing and reviewing financial statements, Ernst & Young LLP provided other services in the fiscal year ended June 30, 2002. The Audit Committee has determined that the provision of these other services is compatible with maintaining the independence of Ernst & Young LLP.

         Audit Fees. Ernst & Young LLP billed the Company for aggregate fees of approximately $214,000 for (1) professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2002 and (2) the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for periods within the fiscal year ended June 30, 2002.

         Audit related fees  None

         Tax Fees. Ernst & Young LLP billed the Company for aggregate fees of approximately $39,191 for other services rendered in the fiscal year ended June 30, 2002 consisting primarily of tax compliance fees.


         All other fees.  None

Voting

         Ratification of the reappointment of J. H. COHN LLP as independent public accountants to audit the financial statements of our Company for the fiscal year ending June 30, 2004, requires the affirmative vote of a majority of the votes cast on the matter. Abstentions, broker non-votes, and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

         The Board of Directors unanimously recommends that you vote FOR such ratification designated as Proposal 2 on the enclosed proxy card.


                                  OTHER MATTERS

Expense Of Solicitation

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

Proposals Of Shareholders

Notice Required to Include Proposals in Our Proxy Statement

         We will review for inclusion in next year's proxy statement shareholder proposals received by July 17, 2004. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577 Attention: Benjamin T. Sporn, Secretary.

Notice Required to Bring Business Before an Annual Meeting

         Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder that proposes to nominate a candidate for director or propose other business at the 2003 annual meeting of stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

         If a stockholder notifies us after August 16, 2004, of an intention to present a proposal at the 2004 annual meeting of stockholders (and for any reason the proposal is voted on at the meeting), our proxy holders will have the right to exercise discretionary voting authority with respect to such proposal.


Other Matters


         The Board of Directors of our Company does not know of any matter to be presented for action at the meeting other than the proposals described herein. If any other matters not described herein should properly come before the meeting for stockholder action, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in respect thereof in accordance with the board of directors' recommendations.


PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated: Purchase, New York
       October 21, 2003


                                By Order of the Board of Directors


                                BENJAMIN T. SPORN, Secretary

Appendix



                             AUDIT COMMITTEE CHARTER


PURPOSE

         The primary purpose of the Audit Committee (the" Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

         The committee shall be comprised of not less than two members of the Board prior to June 14, 2001, and not less than three members of the Board thereafter, and the Committee's composition will meet the requirements of the Audit Committee Policy of The National Association of Securities Dealers.

         Accordingly, all of the members will be directors:

         (1) Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

         (2) Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

         The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements.

Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement on Auditing Standards (`SAS") No. 61.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

o recommend that the Board take appropriate action to oversee the independence of the outside auditor.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.


Adopted: March 9, 2000

                               NUTRITION 21, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  November 14, 2003                 10 AM

         The undersigned hereby appoints Gail Montgomery and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held November 14, 2003 or any adjournments thereof.

         1.       ELECTION OF DIRECTORS

                  FOR all the nominees listed below
                  (except as marked to the contrary below)      [ ]

                  WITHHOLD AUTHORITY
                  To vote for all nominees listed below         [ ]


         (INSTRUCTION: To WITHHOLD authority to vote for any individual nominee, mark the box next to the nominee's name below.)

         P. George Benson                   [ ]

         Warren D. Cooper                   [ ]

         Audrey T. Cross                    [ ]

         John H. Gutfreund                  [ ]

         Gail Montgomery                    [ ]

         Marvin Moser                       [ ]

         Robert E. Pollack                  [ ]

         The Board of Directors recommends a vote FOR the following:

         2. RATIFICATION OF APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2004.

         FOR [ ]             AGAINST [ ]                ABSTAIN [ ]

                  (Continued and to be signed on reverse side)

In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MSES. CROSS AND MONTGOMERY, AND MESSRS. BENSON, COOPER, GUTFREUND, MOSER, AND POLLACK AS DIRECTORS; AND TO APPROVE THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2004.


Dated: ________________________


--------------------------------
Signature

-------------------------------
Signature if held jointly


         (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                           Please mark, date, sign and
                   return this Proxy in the enclosed envelope.